Exhibit (b)

MARSHALL FUNDS, INC

AMENDED AND RESTATED BY-LAWS

ARTICLE I

SHAREHOLDERS

Section 1. ANNUAL MEETINGS. The Corporation is not required to hold an annual meeting of shareholders in any year in which none of the following is required to be acted on by shareholders under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”):

(i)	Election of directors;

(ii)	Approval of the Corporation’s investment advisory contract;

(iii)	Ratification of the selection of the Corporation’s independent public accountants; or

(iv)	Approval of the Corporation’s distribution agreement.

If the Corporation is required to hold a meeting of shareholders to elect directors, the meeting shall be designated the annual meeting of shareholders for that year. If an annual meeting of shareholders is held, it shall be held at a date and time determined by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

Section 2. SPECIAL MEETINGS. Special meetings of shareholders of the Corporation or of a particular series or class may be called by the Chairman or by the Board of Directors; and shall be called by the Secretary whenever ordered by the Chairman, any Director, or as requested in writing by shareholders entitled to cast at least 10% of the voting shares entitled to be cast on any issue to be considered at the proposed special meeting. Such request shall state the purpose of such special meeting and the matters proposed to be acted on thereat, and no other business shall be transacted at any such special meeting. The Secretary shall inform such shareholders of the reasonably estimated costs of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give not less than ten nor more than 60 days’ notice of the special meeting. Unless required by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at a special meeting of the shareholders held during the preceding 12 months.

Section 3. PLACE OF MEETINGS. All meetings of the shareholders of the Corporation or a particular series or class shall be held at the principal office of the Corporation in Milwaukee, Wisconsin, or at such other place within or without the State of Wisconsin, or at such other place within or without the State of Wisconsin as may be fixed by the Board of Directors.

Section 4. NOTICE. Not less than ten nor more than 60 days before the date of every annual or special meeting of shareholders, the Secretary or an Assistant Secretary shall give to each shareholder of record of the Corporation or of the relevant series or class notice of such meeting. The Corporation may give notice in person, by mail or other method of delivery, by telephone, including voice mail, answering machine or answering service, or by other electronic means. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Written notice, which includes notice by electronic transmission, shall be deemed to be effective at the earlier of (i) receipt, (ii) mailing, but only if mailed postpaid and addressed to the shareholder’s address shown in the Corporation’s current record of shareholders or (iii) when electronically transmitted to the shareholder in a manner authorized by the shareholder. The Corporation may give oral notice and such oral notice shall be deemed to be effective when communicated. Notice by newspaper, radio, television or other form of public broadcast communication shall be deemed to be effective on the date of publication or broadcast. It shall not be necessary to set forth the business proposed to be transacted in the notice of any annual meeting. Notice of a special meeting shall include a description of the purpose or purposes for which it is called.

Section 5. QUORUM. The presence in person or by proxy of holders of one-third of the shares of capital stock of the Corporation entitled to vote without regard to series or class shall constitute a quorum at any meeting of the shareholders, except with respect to a meeting of one or more series or classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each series or class entitled to vote on the matter shall constitute a quorum.

Section 6. VOTING. At all meetings of shareholders each shareholder shall be entitled to one vote or fraction thereof for each share or fraction thereof standing in his name on the books of the Corporation on the date for the determination of shareholders entitled to vote at such meeting, regardless of whether that share or fraction may subsequently have been redeemed.

Section 7. PROXIES. A shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent in writing to any corporate action without a meeting of shareholders, may authorize another person to act for the shareholder by appointing the person as proxy. A shareholder, or the shareholder’s duly authorized attorney-in-fact, may appoint a person as proxy (i) by signing, or causing the shareholder’s signature to be affixed to, an appointment form by any reasonable means, including, but not limited to, by facsimile signature, or by (ii) by transmitting, or authorizing the transmission of, an electronic transmission of appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy. An appointment of proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is expressly provided in the appointment.

Section 8. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the shareholders entitled to vote on the subject matter thereof, and such consent is filed with the records of the Corporation.

Section 9. ADJOURNMENTS. An annual or special meeting of shareholders may be adjourned at any time, including after action on one or more matters, by a majority of shares represented, even if less than a quorum. The meeting may be adjourned for any purpose, including, but not limited to, allowing additional time to solicit votes on one or more matters, to disseminate additional information to shareholders or to count votes. Upon being reconvened, the adjourned meeting shall be deemed to be a continuation of the initial meeting.

(a) Quorum. Once a share is represented for any purpose at the original meeting, other than for the purpose of objecting to holding the meeting or transacting business at a meeting, it is considered present for purposes of determining if a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

(b) Record Date. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in Section 3 of Article V, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(c) Notice. Unless a new record date for an adjourned meeting is or must be fixed pursuant to Section 9(b), the Corporation is not required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment.

ARTICLE II

BOARD OF DIRECTORS

Section 1. POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the shareholders by law, by the Articles of Incorporation or by these By-Laws.

Section 2. NUMBER, QUALIFICATIONS, MANNER OF ELECTION AND TERM OF OFFICE. The number of directors of the Corporation can be changed from time to time by the Board to not less than three nor more than twenty directors; provided that, when and as required by the Investment Company Act, at least 75% of the entire Board of Directors shall be persons who are not “interested persons” of the Corporation as defined in the Investment Company Act (hereinafter referred to as “Independent Directors.”) Directors need not be shareholders. The term of office of a Director shall not be affected by any decrease in the number of Directors made by the Board pursuant to the foregoing authorization. Each Director shall hold office until he or she sooner resigns, is removed, dies or until his or her successor is duly elected. Each Director shall retire at the end of the fiscal year in which he or she has reached age 75.

Section 3. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Wisconsin as the Board or as the person or persons requesting said meeting to be called may from time to time determine.

Section 4. ANNUAL MEETINGS. The Board of Directors shall meet annually for the election of Officers and any other business.

Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such intervals and on such dates as the Board may from time to time designate, provided that any Director who is absent when such designation is made shall be given notice of the designation. When and as required by the Investment Company Act, the Independent Directors shall meet at least quarterly in a session at which no directors who are “interested persons” of the Corporation are present.

Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at such times and at such places as may be designated at the call of such meeting. Special meetings shall be called by the Secretary or Assistant Secretary at the request of the Chairman or any Director. If the Secretary when so requested refuses or fails for more than twenty-four hours to call such meeting, the Chairman or such Director may in the name of the Secretary call such meeting by giving due notice in the manner required when notice is given by the Secretary.

Section 7. NOTICE. The Secretary or Assistant Secretary shall give, at least two days before the meeting, notice of each meeting of the Board of Directors, whether annual, regular or special, to each member of the Board by mail, telegram or telephone to his last known address. It shall not be necessary to state the purpose or business to be transacted in the notice of any meeting. Personal attendance at any meeting by a Director other than to protest the validity of said meeting shall constitute a waiver of the foregoing requirement of notice. In addition, notice of a meeting need not be given if a written waiver of notice executed by such Director before or after the meeting is filed with the records of the meeting.

Section 8. CONDUCT OF MEETINGS AND BUSINESS. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper and not inconsistent with applicable law, the Articles of Incorporation of the Corporation or these By-Laws.

Section 9. QUORUM. One-third of the entire Board of Directors but not less than two Directors shall constitute a quorum at any meeting of the Board of Directors. The action of a majority of Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, the Articles of Incorporation of the Corporation, or these By-Laws. In the absence of a quorum at any meeting a majority of Directors present may adjourn the meeting from day to day or for such longer periods as they may designate until a quorum shall be present. Notice of any adjourned meeting need not be given other than by announcement at the meeting.

Section 10. RESIGNATIONS. Any Director of the Corporation may resign at any time by written notice to the Corporation. The resignation of any Director shall take effect at the time specified therein or, if no time is specified, when received by the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11. REMOVAL. At any meeting of shareholders duly called for the purpose, any Director may by the vote of a majority of all of the shares entitled to vote be removed from office. At the same meeting, the vacancy in the Board of Directors may be filled by the election of a Director to serve until the next annual meeting of shareholders and the election and qualification of his successor.

Section 12. VACANCIES. Except as otherwise provided by the Investment Company Act, any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum and any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors; provided, however, that immediately after filling such vacancy, at least two-thirds ( 2/3) of the Directors then holding office shall have been elected to such office by shareholders of the Corporation. A Director elected by the Board to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

Section 13. COMPENSATION OF DIRECTORS. The Directors may receive compensation for their services as Directors as determined by the Board of Directors and expenses of attendance at each meeting. Nothing herein contained shall be construed to preclude any Director who is an “interested person” of the Corporation (as defined in the Investment Company Act) from serving the Corporation in any other capacity, as an Officer, agent or otherwise, and receiving compensation therefor.

Section 14. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any Annual, Regular or special meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board.

Section 15. TELEPHONE CONFERENCE. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

Section 16. CHAIRPERSON OF THE BOARD. No later than when required by the Investment Company Act, the Board of Directors (including a majority of the Independent Directors) shall appoint an Independent Director as Chairperson of the Board. The Chairperson of the Board shall serve in such capacity only as long as he or she remains a Director. The Chairperson of the Board shall preside at all meetings of the Board of Directors and may confer with the President or any other officer of the Corporation or investment adviser to the mutual fund series of the Corporation for purposes of determining the matters to be discussed and considered at Board meetings and have such powers and perform such other duties as may be required by the Investment Company Act or assigned to him or her from time to time by the Board.

ARTICLE III

COMMITTEES

Section 1. APPOINTMENT OF COMMITTEES. The Board of Directors may designate one or more committees, including an Audit Committee, a Nominating Committee and an Executive Committee, each of which shall consist of three or more Directors. Each member of a committee shall be a Director and shall hold office at the pleasure of the Board, provided that all members of the Audit, Nominating and Executive Committees shall be Independent Directors. Vacancies occurring in a committee from any cause may be filled by the Board of Directors.

Section 2. AUDIT COMMITTEE. The Board of Directors shall have an Audit Committee, consisting of three or more Independent Directors. The Board of Directors shall adopt a written charter of the Audit Committee that specifies the authority and duties of that committee. The Audit Committee shall keep regular minutes of its proceedings and report to the Board when required or deemed appropriate.

Section 3. NOMINATING COMMITTEE. The Board of Directors shall have a Nominating Committee, consisting of three or more Independent Directors. The Board of Directors shall adopt a written charter of the Nominating Committee that specifies the authority and duties of that committee. The Nominating Committee shall keep regular minutes of its proceedings and report to the Board when required or deemed appropriate.

Section 4. EXECUTIVE COMMITTEE. The Executive Committee shall consult with and advise the officers of the Corporation in the management of its business and may exercise such powers of the Board of Directors as may be lawfully delegated by the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 5. OTHER COMMITTEES. From time to time the Board of Directors may appoint any other committee or committees which shall have such powers as shall be specified in the resolution of appointment and may be delegated by law.

Section 6. PROCEDURE OF COMMITTEES. Each committee shall fix its own rules of procedure not inconsistent with these By-Laws, its charter or with any directions of the Board of Directors. It shall meet at such times and places and upon such notice as shall be provided by such rules, charter or by resolution of the Board of Directors. The presence of a majority of members shall constitute a quorum for the transaction of business, and in every case the affirmative vote of a majority of the members of the committee present shall be necessary for the taking of any action.

Section 7. COMPENSATION. The members of any duly appointed committee shall receive such compensation as from time to time may be fixed by the Board of Directors and reimbursement of expenses.

Section 8. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of any duly appointed committee may be taken without a meeting if written consent to such action is signed by all members of such committee and such written consent is filed with the minutes of the proceedings of such committee.

Section 9. ADVISORY BOARD. The Directors may appoint an Advisory Board to consist in the first instance of not less than three (3) members. Members of such Advisory Board shall not be Directors or Officers and need not be shareholders. Members of this Board shall hold office for such period as the Directors may by resolution provide. Any member of such Board may resign therefrom by written instrument signed by him or her which shall take effect upon delivery to the Directors. The Advisory Board shall have no legal powers and shall not perform functions of Directors in any manner, said Board being intended to act merely in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Board of Directors may by resolution provide. The compensation of the members of the Advisory Board, if any, shall be determined by the Board of Directors.

ARTICLE IV

OFFICERS

Section 1. GENERAL PROVISIONS. The Officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer, a Chief Compliance Officer and a Secretary. The Board of Directors may elect or appoint other Officers or agents, including one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. The same person may hold any two offices.

Section 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The Officers shall be elected annually by the Board of Directors. Each Officer shall hold office for one year and until the election and qualification of his successor. Any vacancy in any of the offices may be filled for the unexpired portion of the term by the Board of Directors at any Regular or special meeting of the Board. The Board of Directors may elect or appoint additional Officers or agents at any Regular or special meeting of the Board.

Section 3. REMOVAL. Any Officer elected by the Board of Directors may be removed with or without cause at any time by the Board of Directors. Any other employee of the Corporation may be removed or dismissed at any time by the President.

Section 4. RESIGNATIONS. Any Officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, at the time of receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such office.

Section 6. PRESIDENT. The President of Marshall Funds, Inc. shall be the chief executive officer of the Corporation. He shall, unless other provisions are made therefor by the Board or Executive Committee, employ and define the duties of all employees of the Corporation, shall have the power to discharge any such employees, shall exercise general supervision over the affairs of the Corporation and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. The President or an Officer or Director appointed by the President shall preside at all meetings of shareholders.

Section 7. VICE PRESIDENT. The Vice President (or if more than one, the senior Vice President) in the absence of the President shall perform all duties and may exercise any of the powers of the President subject to the control of the Board. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Board of Directors, the Executive Committee, or the President.

Section 8. SECRETARY. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the shareholders, and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and of the Seal of the Corporation and see that the Seal is affixed to all documents the execution of which on behalf of the Corporation under its Seal is duly authorized; shall keep directly or through a transfer agent a register of the post office address of each shareholder, and make all proper changes in such register, retaining and filing his authority for such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general shall perform all duties incident to the Office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors, the Executive Committee, or the President.

Section 9. TREASURER. The Treasurer shall have supervision of the custody of all funds and securities of the Corporation, subject to applicable law. He shall perform such other duties as may be from time to time assigned to him by the Board of Directors, the Executive Committee, or the President.

Section 10. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for matters relating to compliance by the Corporation with applicable laws, rules and regulations and in such capacity shall administer the policies and procedures adopted by the Corporation that are reasonably designed to prevent the Corporation from violating applicable federal securities laws, as required by Rule 38a-1 under the Investment Company Act. The Chief Compliance Officer shall also oversee the compliance by third party service providers to the Corporation with applicable federal securities laws and review the adequacy of the Corporation’s written compliance policies and procedures at least annually. The Chief Compliance Officer shall report directly to the Board of Directors or such committees as the Board may designate (including the preparation of a written report as required by Rule 38a-1(a)(4)(iii) under the Investment Company Act) and meet at least annually with the Independent Directors. The Corporation’s Board of Directors, including a majority of the Independent Directors, shall be responsible for designating and approving the compensation of the Chief Compliance Officer. The Chief Compliance Officer may be removed from his or her responsibilities by action of (and only with the approval of) the Board of Directors, including a majority of the Independent Directors.

Section 11. ASSISTANT VICE PRESIDENT. The Assistant Vice President or Vice Presidents of the Corporation shall have such authority and perform such duties as may be assigned to them by the Board of Directors, the Executive Committee, or the President of the Corporation.

Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretary or Secretaries and the Assistant Treasurer or Treasurers shall perform the duties of the Secretary and of the Treasurer respectively, in the absence of those Officers and shall have such further powers and perform such other duties as may be assigned to them respectively by the Board of Directors or the Executive Committee or by the President.

Section 13. SALARIES. The salaries of the Officers shall be fixed from time to time by the Board of Directors. No Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V

SHARES AND THEIR TRANSFER

Section 1. CERTIFICATES. The Corporation, in its discretion, may issue share certificates. All share certificates shall be signed by the Chairman, the President, or any Vice President and by the Treasurer or Secretary or any Assistant Treasurer or Assistant Secretary and may be sealed with the Seal of the Corporation. The signatures may be either manual or facsimile signatures and the Seal may be either facsimile or any other form of seal. Certificates for shares for which the Corporation has appointed an independent Transfer Agent and Registrar shall not be valid unless countersigned by such Transfer Agent and registered by such Registrar. In case any Officer who has signed any certificate ceases to be an Officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the Officer had not ceased to be such Officer as of the date of its issuance. Share certificates shall be in such form not inconsistent with law and these By-Laws as may be determined by the Board of Directors.

Section 2. TRANSFER OF SHARES. Shares of each series and class shall be transferable on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon surrender of the certificate representing the shares to be transferred properly endorsed.

Section 3. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders of a series or class entitled to notice of or to vote at any meeting of shareholders or shareholders to receive payment of any dividend. Such date shall in any case not be more than 60 days and in case of a meeting of shareholders not more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. Only shareholders of record on the record date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In lieu of fixing a record date the Board of Directors may provide that the share transfer books of the Corporation shall be closed for a stated period not to exceed in any case 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders such books shall be closed for at least 10 days immediately preceding such meeting.

Section 4. LOST, DESTROYED OR MUTILATED CERTIFICATES. In case any share certificate is lost, mutilated or destroyed the Board of Directors may issue a new certificate in place thereof upon indemnity to the relevant series or class against loss and upon such other terms and conditions as the Board may deem advisable.

Section 5. TRANSFER AGENT AND REGISTRAR: REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issuance, transfer and registration of share certificates and may appoint a Transfer Agent and/or Registrar of share certificates of each series or class, and may require all such share certificates to bear the signature of such Transfer Agent and/or of such Registrar.

ARTICLE VI

AGREEMENTS, CHECKS, DRAFTS, ENDORSEMENTS, ETC.

Section 1. AGREEMENTS, ETC. The Board of Directors or the Executive Committee may authorize any Officer or Officers, or agent or agents of the Corporation to enter into any Agreement or execute and deliver any instrument in the name of the Corporation and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by the Executive Committee or by these By-Laws, no Officer, agent or employee shall have any power or authority to bind the Corporation by any agreement or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 2. CHECKS, DRAFTS, ETC. All checks, drafts, or orders for the payment of money, notes and other evidences of indebtedness shall be signed by such Officer or Officers, employee or employees, or agent or agents as shall be from time to time designated by the Board of Directors or the Executive Committee, or as may be specified in or pursuant to the agreement between the Corporation on behalf of any series or class and the Bank or Trust Company appointed as custodian.

Section 3. ENDORSEMENTS, ASSIGNMENTS AND TRANSFER OF SECURITIES. All endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Corporation or its nominee or directions for the transfer of securities belonging to the Corporation shall be made by such Officer or Officers, employee or employees, or agent or agents as may be authorized by the Board of Directors or the Executive Committee.

ARTICLE VII

BOOKS AND RECORDS

Section 1. LOCATION. The books and records of the Corporation, including the stock ledger or ledgers, may be kept in or outside the State of Wisconsin at such office or agency of the Corporation as may be from time to time determined by the Board of Directors.

ARTICLE VIII

MISCELLANEOUS

Section 1. SEAL. The Seal of the Corporation shall be a disk inscribed with the words “Marshall Funds, Inc. 1992 - Incorporated Wisconsin”.

Section 2. FISCAL YEAR. The Fiscal Year of the Corporation shall be designated from time to time by the Board of Directors.

ARTICLE IX

INDEMNIFICATION

Section 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify its Directors to the fullest extent that indemnification of directors is permitted by the Wisconsin Business Corporation Law and applicable federal and Wisconsin state securities laws. The Corporation shall indemnify its Officers to the same extent as its Directors and to such further extent as is consistent with law. The Corporation shall indemnify its Directors and Officers who while serving as Directors or Officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Corporation or any shareholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (“disabling conduct”).

Section 2. ADVANCES. Any current or former Director or Officer of the Corporation seeking indemnification within the scope of this Article shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to fullest extent permissible under the Wisconsin Business Corporation Law. The person seeking such advances shall provide to the Corporation a written affirmation of his or her good faith belief that he or she has not breached or failed to perform a duty that he or she owes to the Corporation which constitutes conduct under Section 180.0851(2)(a) of the Wisconsin Business Corporation Law and a written undertaking to repay any such advance if it should ultimately be determined that indemnification is not required or ordered by a court as provided in the Wisconsin Business Corporation Law. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his or her undertaking; (b) the Corporation is insured against losses arising by reason of the advance, or (c) a majority of a quorum of directors of the Corporation who are neither “interested persons” as defined in Section 2(a)(19) of the Investment Company Act, nor parties to the proceeding (“disinterested non-party directors”), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

Section 3. PROCEDURE. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Wisconsin Business Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

Section 4. INDEMNIFICATION OF EMPLOYEES AND AGENTS. Employees and agents who are not Officers or Directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act.

Section 5. OTHER RIGHTS. The Board of Directors may make further provisions consistent with law for indemnification and advance of expenses to Directors, Officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article IX shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of shareholders or disinterested non-party directors or otherwise.

Section 6. AMENDMENTS. References in this Article are to the Wisconsin Business Corporation Law and to the Investment Company Act each as from time to time amended. No amendment of these By-Laws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

ARTICLE X

AMENDMENTS

Section 1. The Board of Directors shall have the power to alter, amend or repeal any By-Laws of the Corporation and to make new By-Laws.